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                                                                     Exhibit 5.2

                         [Woodburn and Wedge Letterhead]

                                           August 13, 2003


Sierra Pacific Resources
6100 Neil Road
P.O. Box 30150
Reno, Nevada  89520

Ladies and Gentlemen:

      This opinion is delivered in connection with a registration statement on Form S-3, File No. 333-105070, as amended (the "Registration Statement"), of Sierra Pacific Resources, a Nevada corporation (the "Company"), relating to the registration of $300,000,000 aggregate principal amount of the Company's 7-1/4% Convertible Notes due 2010 (the "Notes") issued under the Indenture, dated February 14, 2003, between Sierra Pacific Resources and The Bank of New York, as Trustee (the "Indenture"), common stock issuable upon conversion of the Notes (the "Common Stock") and common stock purchase rights (the "Rights") related thereto.

      In connection with rendering this opinion, we have examined such corporate records, certificates and other documents as we have considered necessary for the purposes of this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies and the authenticity of the originals of such latter documents. As to any facts material to our opinion, we have, when relevant facts were not independently established, relied upon the aforesaid records, certificates and documents.

      As counsel for the Company, we are of the opinion that:

      1. The Company is a corporation duly organized and legally existing under the laws of the State of Nevada and is in good standing under said laws, and that it is legally qualified to hold property and do business under said laws.

      2. When the following steps shall have been taken, the Notes will be, to the extent that Nevada law governs such issues, valid, legal and binding obligations of the Company (except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium (including, without limitation, all laws relating to fraudulent transfers), or other similar laws relating to or affecting enforcement of creditor's rights generally, or be general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law)):

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Sierra Pacific Resources
August 13, 2003
Page 2


      (a) Compliance with the Securities Act and the Trust Indenture Act of 1939, as amended, and action of the Securities and Exchange Commission permitting the Registration Statement to become effective;

      (b) Execution and filing with the Trustee of the proper papers with respect to the Notes; and

      (c) Issuance and delivery of the Notes in accordance with the corporate authorizations and in accordance with the terms and provisions of the Indenture.

      3. The Common Stock and the Rights will be validly issued, fully paid and non-assessable upon issuance of the Common Stock and the Rights in conformity with the Registration Statement and the Indenture.

      The foregoing opinions are limited to the matters expressly set forth herein and no opinion may be implied or inferred beyond the matters expressly stated. We disclaim any obligation to update this letter for events occurring after the date of this letter, or as a result of knowledge acquired by us after that date, including changes in any of the statutory or decisional law after the date of this letter. We are members of the bar of the State of Nevada. We express no opinion as to the effect and application of any United States federal law, rule or regulation or any securities or blue-sky laws of any state, including the State of Nevada. We are not opining on, and assume no responsibility as to, the applicability to or the effect on any of the matters covered herein of the laws of any other jurisdiction, other than the laws of Nevada as presently in effect.

      Our opinion in paragraph 3 is subject to the limitation contained in the company's Restated Articles of Incorporation, as amended to date, as to the total number of authorized shares available for issuance.

      We hereby consent:

      1. To being named in the Registration Statement and in any amendments thereto as counsel for the Company;

      2. To the statements with reference to our firm made in the Registration Statement and the Registration Statement of the Company on Form S-3, File No. 333-105070; and

      3. To the filing of this opinion as an exhibit to the Registration Statement.


                                                Sincerely,

                                                WOODBURN and WEDGE



                                                By:  /s/ Gregg P. Barnard
                                                     ---------------------------
                                                       Gregg P. Barnard